EXHIBIT 10.13

WARRANT

To Subscribe for and Purchase Units of

GOLDEN OVAL EGGS, LLC

THIS CERTIFIES THAT, for value received, LAND O’LAKES, INC., a Minnesota cooperative corporation (herein called “Purchaser”) is, subject to the limitations and conditions described herein, entitled to subscribe for and purchase from GOLDEN OVAL EGGS, LLC, a Delaware limited liability company (herein called the “Company”), at any time from and after July 1, 2009 (the “Vesting Date”), to and including the Expiration Date, such number of Units (as hereinafter defined) of the Company as shall equal ten percent (10%) of all issued and outstanding units of the Company (including as outstanding Units for purposes of this Warrant any Units issuable upon exercise or conversion of this Warrant or of any other warrants, rights, options or securities then exercisable or convertible) at the price of $0.01 per Unit, but only in the event any amounts remain due and owing to Purchaser under the Subordinated Note as of the Vesting Date.  In the event the Subordinated Note has been paid in full at any time prior to the Vesting Date, this Warrant shall be void ab initio.

This Warrant has been issued pursuant to that certain Asset Purchase Agreement dated May 23, 2006 between the Company and affiliates of the Purchaser (the “Purchase Agreement”) and the Subordinated Promissory Note issued by the Company to Purchaser as of June 30, 2006 (the “Subordinated Note”), in connection with the closing of the transactions contemplated in the Purchase Agreement.  Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Purchase Agreement.  “Expiration Date” shall mean July 1, 2011.

This Warrant is subject to the following provisions, terms and conditions:

1.             The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part, by written notice of exercise delivered to the Company 10 days prior to the intended date of exercise and by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company and upon payment to it by check of the purchase price for the Units.  The Company agrees that the Units so purchased shall be and are deemed to be issued to the holder hereof as the record owner of such Units as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Units as aforesaid.  Subject to the provisions of the next succeeding paragraph, certificates for the Units so purchased shall be delivered to the holder hereof within a reasonable time, not exceeding 10 days, after the rights represented by this Warrant shall have been so exercised.

2.             Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for Units upon exercise of this Warrant except in accordance with the provisions, and subject to the limitations, of paragraph 8 hereof and the restrictive legend under the heading “Restriction on Transfer” below.

3.             The Company covenants and agrees that all Units which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and issued, fully paid and nonassessable.  The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of its Units to provide for the exercise of the rights represented by this Warrant.

4.             The above provisions are, however, subject to the following:

(a)           If any capital reorganization or reclassification of the equity interests of the Company, or consolidation or merger of the Company with another person or business enterprise, or the sale of all or substantially all of its assets to another person or business enterprise shall be effected in such a way that holders of Units shall be entitled to receive stock, securities or assets with respect to or in exchange for Units, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Units of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such Units, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Units equal to the number of Units immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any equity interests, securities or assets thereafter deliverable upon the exercise hereof, including the exercise price, which shall not exceed $0.01 per unit.  The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor (if other than the Company) resulting from such consolidation or merger or the purchaser of such assets shall assume, by written instrument executed and mailed to the registered holder hereof at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such equity interests, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

(b)           In case any time:

(i) the Company shall pay any cash distribution on its Units;

(ii) the Company shall pay any dividend payable in equity interests upon its Units or make any distribution (other than cash) to the holders of its Units;

(iii) the Company shall offer for subscription pro rata to the holders of its Units any additional equity interests of any class or other rights;

(iv) there shall be any capital reorganization, or reclassification of the equity interests of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another person or business enterprise; or

(v) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give written notice, by first-class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, of the date on which (aa) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (bb) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be.  Such notice shall also specify the date as of which the holders of Units of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Units for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.  Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Company’s transfer books are closed in respect thereto.

5.             As used herein, the term “Units” shall mean and include the Company’s “Class B Units” as defined in the Company’s Certificate of Designation of Class B Units.

6.             So long as this Warrant remains outstanding, without the written consent of the holder of this Warrant, the Company shall not create or issue any additional equity interests preferred as to dividends or as to the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up.

7.             This Warrant shall not entitle the holder hereof to any voting rights or other rights as a Member of the Company.

8.             The holder of this Warrant, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Units issuable or issued upon the exercise hereof of such holder’s intention to do so, describing briefly the manner of any proposed transfer of this Warrant or such holder’s intention as to the disposition to be made of Units issuable or issued upon the exercise hereof.  Such holder shall also provide the Company with an opinion of counsel satisfactory to the Company to the effect that the proposed transfer of this Warrant or disposition of Units may be effected without registration or qualification (under any Federal or State law) of this Warrant or the Units issuable or issued upon the exercise hereof.  Upon receipt of such written notice and opinion by the Company, such holder shall be entitled to transfer this Warrant, or to exercise this Warrant in accordance with its terms and dispose of the Units received upon such exercise or to dispose of Units received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by such holder to the Company, provided that an appropriate legend respecting the aforesaid restrictions on transfer and disposition may be endorsed on this Warrant and the certificates for such Units.  Notwithstanding the foregoing, neither this Warrant nor the Units issuable or issued upon the exercise hereof may be transferred in whole or in part to a “competitor” of the Company as that term  is defined in the Subordinated Note (i.e., any person or business enterprise engaged in a business that competes directly or indirectly with that of the Company).

9.             Subject to the provisions of paragraph 8 hereof and the restrictive legend under the heading “Restrictions on Transfer” below, this Warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed.  Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that the bearer of this Warrant, when endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

10.           This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the percentage of Units which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such percentage of Units as shall be designated by said holder hereof at the time of such surrender.

11.           All questions concerning this Warrant will be governed and interpreted and enforced in accordance with the internal law of the State of Minnesota.

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[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of June 30, 2006.

GOLDEN OVAL EGGS, LLC

By	/s/ Dana Persson
	Name:	Dana Persson
	Title:	President and Chief Executive Officer

RESTRICTION ON TRANSFER

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (ii) TO THE EXTENT SUCH APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES) OR (iii) ANOTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT, THE AVAILABILITY OF WHICH SHALL BE THE SUBJECT OF AN OPINION OF COUNSEL, SUCH OPINION TO BE REASONABLY SATISFACTORY TO THE COMPANY.